Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-206140 and No. 333-212193 on Form S-8 and Registration Statement No. 333-213409 on Form S-3 of our report dated March 8, 2018, relating to the financial statements of Unique Fabricating, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Unique Fabricating, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche, LLP

Detroit, Michigan
March 8, 2018